ALLBIRDS REPORTS FOURTH QUARTER AND FULL YEAR 2024 FINANCIAL RESULTS

Delivers Fourth Quarter Results in Line with and Above Guidance Ranges

Provides 2025 Guidance

SAN FRANCISCO, Calif., March 11, 2025 (GlobeNewswire) – Allbirds, Inc. (NASDAQ: BIRD), a global lifestyle brand that innovates with sustainable materials to make better products in a better way, today reported financial results for the fourth quarter and full year ended December 31, 2024.

Fourth Quarter and Full Year 2024 Overview

•Fourth quarter net revenue decreased 22.4% to $55.9 million versus a year ago, within the Company’s guidance range. Full year net revenue decreased 25.3% to $189.8 million versus a year ago.
•Fourth quarter gross margin declined approximately 670 basis points to 31.3% versus a year ago; full year gross margin improved approximately 170 basis points to 42.7% versus a year ago.
•Fourth quarter net loss of $25.7 million, or $3.23 per basic and diluted share; full year net loss of $93.3 million, or $11.87 per basic and diluted share.
•Fourth quarter adjusted EBITDA1 loss of $19.2 million, above the Company’s guidance range. Full year adjusted EBITDA1 loss of $70.0 million.
•Inventory at quarter end of $44.1 million, representing a decrease of 23.6% versus a year ago.
•As of December 31, 2024, the Company had $66.7 million of cash and cash equivalents and no outstanding borrowings under its $50.0 million revolving credit facility.

“2024 was a year of progress both operationally and financially,” said Joe Vernachio, Chief Executive Officer. “We strengthened our operating model, driving gross margin expansion and cost reduction, while also bolstering Allbirds’ international presence via new distributor agreements. Importantly, we reignited our product and marketing engines, which is expected to fuel improvement in trend in the second half of the year, including our return to top line growth in the fourth quarter. We are continuing to operate with financial discipline as we focus on further advancing our plans around product, marketing, and customer experience.”

Fourth Quarter Operating Results
In the fourth quarter of 2024, net revenue decreased 22.4% to $55.9 million compared to $72.0 million in the fourth quarter of 2023. The year-over-year decrease is primarily attributable to lower unit sales within our direct business. Revenue was also impacted by our international distributor transitions and planned retail store closures.

Gross profit totaled $17.5 million compared to $27.4 million in the fourth quarter of 2023, and gross margin declined approximately 670 basis points to 31.3% compared to 38.0% in the fourth quarter of 2023. The decline in gross margin is primarily due to inventory adjustments, higher increased freight costs per unit in our direct business, and a higher mix of business from international distributors.

Selling, general, and administrative expense (SG&A) was $29.2 million, or 52.2% of net revenue, compared to $41.5 million, or 57.7% of net revenue in the fourth quarter of 2023. The decrease is primarily attributable to decreases in depreciation and amortization expense, occupancy costs, personnel expenses, professional services fees, and stock-based compensation expenses.

Marketing expense totaled $12.3 million, or 22.0% of net revenue, compared to $14.9 million, or 20.6% of net revenue in the fourth quarter of 2023. The lower spend was primarily driven by decreased digital advertising.
Impairment expense totaled $1.8 million, or 3.2% of net revenue, compared to $27.4 million, or 38.1% of net revenue in the fourth quarter of 2023. The decrease resulted from lower non-cash impairments of long-term assets.

In the fourth quarter of 2024, net loss was $25.7 million compared to $56.8 million in the fourth quarter of 2023, and net loss margin was 46.0% compared to 78.9% in the fourth quarter of 2023.

In the fourth quarter of 2024, adjusted EBITDA1 loss was $19.2 million compared to a loss of $19.5 million in the fourth quarter of 2023, and adjusted EBITDA margin1 declined to (34.3)% compared to (27.1)% in the fourth quarter of 2023.

Full Year Operating Results
Full year 2024 net revenue decreased 25.3% to $189.8 million compared to $254.1 million in 2023. The year-over-year decrease is primarily attributable to lower unit sales within our direct business. Revenue was also impacted by our international distributor transitions and planned retail store closures.

Gross profit in 2024 totaled $81.1 million compared to $104.2 million in 2023, while gross margin improved approximately 170 basis points to 42.7% in 2024 versus 41.0% in 2023. The improvement in gross margin is primarily due to lower freight and duty costs per unit, and fewer inventory adjustments.

SG&A in 2024 was $133.4 million, or 70.3% of net revenue, compared to $174.0 million, or 68.5% of net revenue, in 2023, with the decrease primarily attributable to decreases in personnel expenses, depreciation and amortization expense, stock-based compensation expense, and occupancy costs.

Marketing expense in 2024 totaled $41.6 million, or 21.9% of net revenue, compared to $49.0 million, or 19.3% of net revenue, in 2023. The decrease was primarily driven by decreased digital advertising spend.

Impairment expense in 2024 totaled $1.8 million, or 0.9% of net revenue, compared to $27.4 million, or 10.8% of net revenue, in 2023. The decrease resulted from lower non-cash impairments of long-term assets.

Restructuring expense in 2024 totaled $1.8 million, or 0.9% of net revenue, compared to $6.8 million, or 2.7% of net revenue, in 2023. The decrease was primarily due to lower fees incurred related to the execution of our strategic transformation plan announced in March 2023.

Net loss in 2024 was $93.3 million compared to $152.5 million in 2023, and net loss margin was 49.2% compared to 60.0% in 2023.

Adjusted EBITDA1 loss in 2024 was $70.0 million compared to a loss of $78.4 million in 2023, and adjusted EBITDA margin1 declined to (36.9)% compared to (30.9)% in 2023.

Balance Sheet Highlights

Allbirds ended the year with $66.7 million of cash and cash equivalents and no outstanding borrowings under its $50.0 million revolving credit facility. Inventories totaled $44.1 million, a decrease of 23.6% versus a year ago.

2025 Financial Guidance

Allbirds is providing the following financial guidance for 2025. The Company’s outlook for the full year reflects approximately $18 million to $23 million of negative impact to revenue associated with the transition from a direct selling model to a distributor model in international markets, as well as the closure of 20 Allbirds stores in the U.S., encompassing 2024 and year-to-date 2025. In order to help investors best understand the financial impact of the Company’s transition to a distributor model in certain international markets, Allbirds is providing net revenue guidance for its U.S. and international geographical markets in 2025.
1 For a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP financial measure, please refer to the reconciliation tables in the section titled “Non-GAAP Financial Measures" below.

Full Year 2025

•Net revenue of $175 million to $195 million
◦U.S. net revenue of $145 million to $160 million
◦International net revenue of $30 million to $35 million
•Adjusted EBITDA2 loss of $65 million to $55 million

First Quarter 2025

•Net revenue of $28 million to $33 million
◦U.S. net revenue of $22 million to $25 million
◦International net revenue of $6 million to $8 million
•Adjusted EBITDA2 loss of $28 million to $25 million

Conference Call Information

Allbirds will host a conference call to discuss the results, followed by Q&A, at 5:00 p.m. Eastern Time today, March 11, 2025. A live webcast and replay of the conference call will be available on the investor relations section of the Allbirds website at https://www.ir.allbirds.com. Information on the Company’s website is not, and will not be deemed to be, a part of this press release or incorporated into any other filings the Company may make with the Securities and Exchange Commission. A replay of the webcast will also be archived on the Allbirds website for 12 months.
About Allbirds, Inc.

Allbirds is a global modern lifestyle footwear brand, founded in 2015 with a commitment to make better things in a better way. That commitment inspired the company’s first product, the now iconic Wool Runner; and today, inspires a growing assortment of products known for superior comfort. Allbirds designs its products to be materially different by turning away from convention toward nature’s inspiration with materials like Merino wool, tree fiber and sugarcane. For more information, please visit www.allbirds.com.
Forward-Looking Statements

This press release and related conference call contain “forward-looking” statements, as the term is defined under federal securities laws, that are based on management’s beliefs and assumptions and on information currently available to management. All statements other than statements of historical facts, including statements regarding our future financial performance, including our financial outlook on financial results and guidance targets, planned transition to a distributors model in certain international markets, anticipated profitability of distributor model, future profitability, focus on improving efficiencies and driving profitability, estimated and/or targeted cost savings, medium-term financial targets, market position, future results of operations, financial condition, business strategy and plans, marketing strategy and investment, materials innovation, retail store updates, new product launches, and objectives of management for future operations are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “designed,” “objective,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements are subject to
2 A reconciliation of these non-GAAP financial measures to corresponding GAAP financial measures is not available on a forward-looking basis without unreasonable effort as we are currently unable to predict with a reasonable degree of certainty certain expense items that are excluded in calculating adjusted EBITDA, although it is important to note that these factors could be material to our results computed in accordance with GAAP. We have provided a reconciliation of GAAP to non-GAAP financial measures in the section titled “Reconciliation of GAAP to Non-GAAP Financial Measures” for our fourth quarter and full year 2024 and 2023 results included in this press release.

numerous assumptions, risks and uncertainties which could cause actual results or facts to differ materially from those statements expressed or implied in the forward-looking statements, including, but not limited to: unfavorable economic conditions; our ability to execute our strategic transformation plans, simplification initiatives or our long-term growth strategy; fluctuations in our operating results; our ability to achieve the financial outlook and guidance targets for the first quarter and full year of 2025; our ability to obtain additional capital; our ability to complete transitions to a distributor model in certain international markets; our ability to achieve our cost savings targets by 2025; deteriorating economic conditions, including economic recession, inflation, tax rates, foreign currency exchange rates, or the availability of capital; impairment of long-lived assets; the strength of our brand; our introduction of new products; our net losses since inception; the competitive marketplace; our reliance on technical and materials innovation; our use of sustainable high-quality materials and environmentally friendly manufacturing processes and supply chain practices; our ability to attract new customers and increase sales to existing customers; the impact of climate change and government and investor focus on sustainability issues; our ability to anticipate product trends and consumer preferences, including with respect to the product launches we have planned for mid-2025; breaches of security or privacy of business information; and our ability to forecast consumer demand. Moreover, we operate in a very competitive and rapidly changing environment in which new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results or performance to differ materially from those contained in any forward-looking statements we may make.

A further discussion of these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in the filings we make with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and future reports we may file with the SEC from time to time. The forward-looking statements contained in this press release and related conference call relate only to events as of the date stated or, if no date is stated, as of the date of this press release and related conference call. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in or expressed by, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

Use of Non-GAAP Financial Measures

This press release and accompanying financial tables include references to adjusted EBITDA and adjusted EBITDA margin, which are non-GAAP financial measures. We believe that providing these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, and not in isolation or as substitutes for analysis of our results of operations under GAAP, are useful to investors as they are widely used measures of performance, and the adjustments we make to these non-GAAP financial measures may provide investors further insight into our profitability and additional perspectives in comparing our performance to other companies and in comparing our performance over time on a consistent basis. These non-GAAP financial measures should not be considered as alternatives to net loss or net loss margin as calculated and presented in accordance with GAAP.

Adjusted EBITDA is defined as net loss before stock-based compensation expense, depreciation and amortization expense, impairment expense, restructuring expense (consisting of professional fees, personnel and related expenses, and other related charges resulting from our strategic initiatives), non-cash gains or losses on the sales of businesses relating to our strategic initiatives, other income or expense (consisting of non-cash gains or losses on foreign currency, non-cash gains or losses on sales of property and equipment, and non-cash gains or losses on modifications or terminations of leases), interest income or expense, and income tax provision or benefit.

Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue.

Other companies, including companies in our industry, may calculate these adjusted financial measures differently, which reduces their usefulness as comparative measures. Because of these limitations, we consider, and investors should consider, these adjusted financial measures together with other operating and financial performance measures presented in accordance with GAAP.
Investor Relations:

ir@allbirds.com
Media Contact:

press@allbirds.com

Allbirds, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share, per share amounts, and percentages)
(unaudited)

	Three Months Ended December 31,		Full Year Ended December 31,
	2024	2023	2024	2023
Net revenue	$55,852	$71,990	$189,757	$254,065
Cost of revenue	38,374	44,615	108,693	149,833
Gross profit	17,477	27,375	81,064	104,232
Operating expense:
Selling, general, and administrative expense	29,154	41,528	133,379	174,044
Marketing expense	12,284	14,850	41,638	49,042
Impairment expense	1,800	27,392	1,800	27,392
Restructuring expense	12	1,243	1,800	6,757
Total operating expense	43,249	85,013	178,617	257,235
Loss from operations	(25,772)	(57,638)	(97,553)	(153,003)
Net loss from sales of businesses	(1)	(415)	(432)	(2,761)
Interest income	497	1,115	3,489	4,076
Other income (expense)	592	(138)	3,049	(436)
Loss before provision for income taxes	(24,684)	(57,076)	(91,447)	(152,124)
Income tax (provision) benefit	(993)	297	(1,871)	(334)
Net loss	$(25,678)	$(56,779)	$(93,318)	$(152,458)

Net loss per share data:
Net loss per share attributable to common stockholders, basic and diluted	$(3.23)	$(7.39)	$(11.87)	$(20.10)
Weighted average shares used in computing net loss per share attributable to common stockholders, basic and diluted	7,957,940	7,683,725	7,862,853	7,583,622

Other comprehensive loss:
Foreign currency translation gain (loss)	(2,700)	1,714	(2,345)	276
Total comprehensive loss	$(28,378)	$(55,065)	$(95,663)	$(152,182)

Allbirds, Inc.

	Three Months Ended December 31,		Full Year Ended December 31,
	2024	2023	2024	2023
Statements of Operations Data, as a Percentage of Net Revenue:
Net revenue	100.0%	100.0%	100.0%	100.0%
Cost of revenue	68.7%	62.0%	57.3%	59.0%
Gross profit	31.3%	38.0%	42.7%	41.0%
Operating expense:
Selling, general, and administrative expense	52.2%	57.7%	70.3%	68.5%
Marketing expense	22.0%	20.6%	21.9%	19.3%
Impairment expense	3.2%	38.1%	0.9%	10.8%
Restructuring expense	0.0%	1.7%	0.9%	2.7%
Total operating expense	77.4%	118.1%	94.1%	101.2%
Loss from operations	(46.1)%	(80.1)%	(51.4)%	(60.2)%
Net loss from sales of businesses	0.0%	(0.6)%	(0.2)%	(1.1)%
Interest income	0.9%	1.5%	1.8%	1.6%
Other income (expense)	1.1%	(0.2)%	1.6%	(0.2)%
Loss before provision for income taxes	(44.2)%	(79.3)%	(48.2)%	(59.9)%
Income tax (provision) benefit	(1.8)%	0.4%	(1.0)%	(0.1)%
Net loss	(46.0)%	(78.9)%	(49.2)%	(60.0)%

Other comprehensive loss:
Foreign currency translation gain (loss)	(4.8)%	2.4%	(1.2)%	0.1%
Total comprehensive loss	(50.8)%	(76.5)%	(50.4)%	(59.9)%

Allbirds, Inc.
Consolidated Balance Sheets
(in thousands, except share amounts)
(unaudited)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$66,732	$130,032
Accounts receivable	6,168	8,188
Inventory	44,121	57,763
Prepaid expenses and other current assets	13,536	16,423
Total current assets	130,558	212,406

Property and equipment—net	17,825	26,085
Operating lease right-of-use assets	38,082	67,085
Other assets	2,414	7,129
Total assets	$188,879	$312,705

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	10,773	5,851
Accrued expenses and other current liabilities	18,821	22,987
Current lease liabilities	10,879	15,218
Deferred revenue	3,896	4,551
Total current liabilities	44,369	48,607

Noncurrent liabilities:
Noncurrent lease liabilities	42,796	78,731
Other long-term liabilities	29	38
Total noncurrent liabilities	42,825	78,769
Total liabilities	$87,194	$127,376

Commitments and contingencies (Note 11)

Stockholders’ equity:
Class A Common stock, $0.0001 par value; 2,000,000,000 shares authorized as of December 31, 2024 and 2023; 5,456,072 and 5,128,961 shares issued and outstanding as of December 31, 2024 and 2023, respectively[3]	1	1
Class B Common stock, $0.0001 par value; 200,000,000 shares authorized as of December 31, 2024 and 2023; 2,542,365 and 2,627,388 shares issued and outstanding as of December 31, 2024 and 2023, respectively	—	—
Additional paid-in capital	591,882	579,862
Accumulated other comprehensive loss	(5,681)	(3,335)
Accumulated deficit	(484,517)	(391,199)
Total stockholders’ equity	101,685	185,329

Total liabilities and stockholders’ equity	$188,879	$312,705

3 Amounts have been adjusted to reflect the 1-for-20 reverse stock split that became effective on September 4, 2024.

Allbirds, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Full Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(93,318)	$(152,458)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,396	21,005
Amortization of debt issuance costs	8	49
Stock-based compensation	11,472	19,346
Inventory write-down	2,686	8,253
Deferred taxes	912	(474)
Impairment expense	1,800	27,374
Realized loss on equity investment	—	84
Net loss from sales of businesses	459	2,772
Changes in assets and liabilities:
Accounts receivable	1,963	1,000
Inventory	6,903	47,529
Prepaid expenses and other current assets	1,624	(1,158)
Operating lease right-of-use assets and current and noncurrent lease liabilities	(11,300)	2,555
Accounts payable and accrued expenses	1,016	(6,706)
Other long-term liabilities	(9)	38
Deferred revenue	(472)	569
Net cash used in operating activities	(63,860)	(30,222)

Cash flows from investing activities:
Purchase of property and equipment	(4,095)	(10,870)
Proceeds from sale of equity investment	—	166
Proceeds from sales of businesses	4,010	2,182
Changes in security deposits	2,203	810
Net cash provided by (used in) investing activities	2,118	(7,712)

Cash flows from financing activities:
Proceeds from issuance of common stock under the employee stock purchase plan	254	327
Proceeds from the exercise of stock options	34	894
Taxes withheld and paid on employee stock awards	(1)	(581)
Net cash provided by financing activities	287	640

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(1,635)	200
Net decrease in cash, cash equivalents, and restricted cash	(63,090)	(37,094)
Cash, cash equivalents, and restricted cash—beginning of year	130,673	167,767
Cash, cash equivalents, and restricted cash—end of year	$67,583	$130,673

Supplemental disclosures of cash flow information:
Cash paid for interest	$124	$111
Cash paid for taxes	$1,667	$1,785
Noncash investing and financing activities:
Purchase of property and equipment included in accrued liabilities	$54	$—
Stock-based compensation included in capitalized internal-use software	$267	$866
Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$66,732	$130,032
Restricted cash included in prepaid expenses and other current assets	851	641
Total cash, cash equivalents, and restricted cash	$67,583	$130,673

Allbirds, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except share, per share amounts, and percentages)
(unaudited)
The following tables present a reconciliation of adjusted EBITDA to its most comparable GAAP measure, net loss, and presentation of net loss margin and adjusted EBITDA margin for the periods indicated:

	Three Months Ended December 31,		Full Year Ended December 31,
	2024	2023	2024	2023
Net loss	$(25,678)	$(56,779)	$(93,318)	$(152,458)
Add (deduct):
Stock-based compensation expense	2,579	3,684	11,472	19,346
Depreciation and amortization expense	2,199	5,789	12,439	21,058
Impairment expense	1,800	27,392	1,800	27,392
Restructuring expense	12	1,243	1,800	6,757
Net loss from sales of businesses	1	415	432	2,761
Other (income) expense	(592)	138	(3,049)	436
Interest income	(497)	(1,115)	(3,489)	(4,076)
Income tax provision (benefit)	993	(297)	1,871	334
Adjusted EBITDA	$(19,182)	$(19,530)	$(70,042)	$(78,450)

	Three Months Ended December 31,		Full Year Ended December 31,
	2024	2023	2024	2023
Net revenue	$55,852	$71,990	$189,757	$254,065

Net loss	$(25,678)	$(56,779)	$(93,318)	$(152,458)
Net loss margin	(46.0)%	(78.9)%	(49.2)%	(60.0)%

Adjusted EBITDA	$(19,182)	$(19,530)	$(70,042)	$(78,450)
Adjusted EBITDA margin	(34.3)%	(27.1)%	(36.9)%	(30.9)%

Allbirds, Inc.
Net Revenue and Store Count by Primary Geographical Market
(in thousands, except for store count)
(unaudited)

	Net Revenue by Primary Geographical Market
	Three Months Ended December 31,		Full Year Ended December 31,
	2024	2023	2024	2023
United States	$45,970	$55,800	$143,870	$191,054
International	9,882	16,190	45,887	63,011
Total net revenue	$55,852	$71,990	$189,757	$254,065

	Store Count by Primary Geographical Market
	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024
United States[1]	42	42	44	45	45	42	32	31	30
International[2]	16	17	18	15	15	15	11	3	3
Total stores	58	59	62	60	60	57	43	34	33

END OF RELEASE
1 In the first quarter of 2024, we closed the operations of three stores in the U.S.. In the second quarter of 2024, we closed the operations of ten stores in the U.S.. In the third quarter of 2024, we closed the operations of one store in the U.S.. In the fourth quarter of 2024, we closed the operations of one store in the U.S..
2 In the third quarter of 2023, we transitioned the operations of three international stores to distributors. In the second quarter of 2024, we transitioned the operations of two stores in Japan and one store in New Zealand to unrelated third-party distributors and closed one store in Europe. In the third quarter of 2024, we transitioned the operations of six stores in China to an unrelated third-party distributor and closed two stores in Europe.